Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints each of Molly Brown and Frederick Widen signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) take any action of any type whatsoever in connection with the implementation of EDGAR filings and filing capability which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion and shall be limited to such EDGAR filings to filed on behalf of the undersigned in connection with and during his service on the board of directors of Hickok Inc. (the “Issuer”) and/or the undersigned’s beneficial ownership interest in the Issuer, directly or indirectly, including but not limited to any related joint filing by the Roundball, LLC (including any of its members) with Mr. Rosen.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Hickok assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934 or the Securities Act of 1933, or any other liabilities or obligations.

This Power of Attorney shall remain in full force and effect until an undersigned is no longer required to make EDGAR filings, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The revocation or termination of this power as to any undersigned shall have no effect on the remaining undersigned entities.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of January, 2015.

Steven Rosen

By: /s/ Steven Rosen
Name: Steven Rosen